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                                                                    EXHIBIT 10.3

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October 25, 2004                                BROADCOM CONFIDENTIAL

Mr. Scott A. McGregor

Dear Scott,

It is my pleasure to present you with this offer of employment to join Broadcom Corporation ("Broadcom" or the "company") in the position of President and Chief Executive Officer, reporting directly to the Broadcom Board of Directors (the "Board of Directors"). The specifics of our offer follow below. Certain capitalized terms not defined in this letter agreement (the "Letter Agreement") shall have the meanings defined in Appendix II. Appendices I and II are hereby incorporated as though set forth in full herein.

DUTIES & RESPONSIBILITIES

During your employment as President and Chief Executive Officer, you will be responsible for the general supervision, direction and control of the business and affairs of Broadcom and shall have such other duties and responsibilities as the Board of Directors and the Chairman of the Board shall designate that are consistent with your position as the most senior executive officer of Broadcom. As an employee, you will also serve without additional compensation as a member of the Board of Directors, as a member of any committee of the Board of Directors to which you may be appointed, and in any position as an officer and/or a member of the board of directors of any Broadcom subsidiary to which you may be appointed or elected, as the case may be. You will devote substantially all of your business time (excluding periods of vacation and absences made necessary because of illness or other traditionally approved leave purposes), energy and skill in the performance of your duties for Broadcom.

You agree to abide at all times by Broadcom's policies and procedures as the same may be revised and updated from time to time, including, without limitation, the Code of Ethics and Corporate Conduct (the "Code of Conduct"), Conflicts of Interest Policy, and Policy on Insider Trading and Unauthorized Disclosures.

Notwithstanding your commitment to devote substantially all of your business time, energy and skill in the performance of your duties for Broadcom, you may
(i) participate in charitable, civic, educational, professional, community or industry affairs of your choosing, (ii) serve on the board of directors or advisory board of up to three other companies, of which one may be a publicly-held company during the first twelve months of your employment and of which two may be publicly-held companies after the first twelve months of your employment, subject in each instance to the prior approval of the Board of Directors or the designated committee of the Board of Directors (which may be withheld for any reason or no reason in its sole discretion), and (iii) manage your and your family's personal investments; provided that (i) the time that you commit

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to such activities is reasonable, individually and in the aggregate, (ii) in all such activities and at all times you comply with Broadcom's Code of Conduct and Conflicts of Interest Policy as the same may be revised and updated from time to time, and (iii) unless otherwise specifically approved by the Board of Directors, your involvement in such activities shall be in a personal capacity only and not as a representative or delegate of Broadcom.

BASE SALARY AND BONUS

Your base salary will be $23,076.92 paid bi-weekly (equivalent to a $600,000 annualized rate).

In 2005 the Compensation Committee of the Board of Directors (the "Committee") will consider establishing an annual cash and/or equity bonus program for Broadcom that you will help the Committee define. You will be eligible to participate annually in any so established bonus program so that there is an incentive and reward structure for achieving successful performance of company objectives. The Committee is not obligated to establish any bonus program, and the Committee shall be free to change, revise, amend or cancel any bonus program that may be established from time to time.

STOCK OPTIONS AND RESTRICTED STOCK UNITS

Upon the commencement of your services as President and Chief Executive Officer of Broadcom on a full-time basis (the "Start Date"), you will receive a stock option grant to purchase two million (2,000,000) shares of Broadcom Class A Common Stock with an exercise price equal to the closing price of our Class A Common Stock on the NASDAQ National Market as of the Start Date. This option to purchase stock will vest with respect to 25% of the underlying shares upon the first anniversary of the Start Date. The remaining 75% of shares subject to this option will vest in equal monthly installments, on each monthly anniversary of the Start Date that occurs during the period of thirty-six months following the first anniversary of the Start Date. The stock option shall have a ten year term.

On or about the first anniversary of the Start Date, and provided that you are still employed as Chief Executive Officer of Broadcom or its highest parent entity, if any, on the grant date, you will receive an additional stock option grant to purchase five hundred thousand (500,000) shares of Broadcom Class A Common Stock with an exercise price equal to the closing price of our Class A Common Stock on the Nasdaq National Market on the grant date. The shares subject to this option will vest in equal monthly installments, on each monthly anniversary of the Start Date that occurs during the period of forty-eight months following the first anniversary of the Start Date. The stock option shall have a ten year term.

The foregoing grants will be made by the Committee pursuant to Broadcom's 1998 Stock Incentive Plan, as amended and restated. We have provided you with a copy of the 1998 Stock Incentive Plan together with our current forms of notice of grant of stock option and stock option agreement. The terms and conditions set forth therein are subject to change from time to time. Except as otherwise specifically provided herein, the stock option grants described above will

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have the same terms and conditions as those made generally available to newly-hired Broadcom executives at the time that your respective grants are made, and will be evidenced by agreements substantially in the forms provided to you. Such grants and any shares acquired pursuant to such grants shall also be subject to the restrictions provided in the settlement of Broadcom's shareholder derivative securities litigation (David v. Wolfen, et al).

On the Start Date, the Committee will award you a grant under the 1998 Stock Incentive Plan of two hundred thousand (200,000) restricted stock units to acquire, with no cash payment on your part (other than applicable income and employment taxes), an equal number of shares of Broadcom Class A Common Stock. These restricted stock units will generally vest in equal quarterly installments, on each quarterly date that is generally utilized by Broadcom for the vesting of restricted stock units issued to other Broadcom employees, or if no such quarterly date is generally utilized by Broadcom then on each quarterly anniversary of the Start Date, over the period of thirty-six months following the Start Date. Vesting of such restricted stock units shall not be subject to performance criteria other than continued service as an employee. The applicable number of shares of Class A Common Stock, which unless otherwise agreed shall be issued to you upon each vesting date of the restricted stock units, will be vested and unrestricted, except for any applicable restrictions under the securities laws.

All of the above equity grants and underlying shares of common stock and any other compensatory equity awards subsequently provided to you will be fully covered by an effective registration statement on Form S-8 (or other applicable registration statement) filed by Broadcom with the Securities and Exchange Commission (the "SEC"). The Committee granting your compensatory equity awards will be constituted in such a manner that such equity grants are exempt from liability under Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), provided that an applicable exemption from liability continues to exist under the Exchange Act and applicable regulations promulgated thereunder.

To the extent permitted from time to time by applicable law, and subject to the restrictions provided in the settlement of Broadcom's shareholder derivative securities litigation (David v. Wolfen, et al), you will be able to exercise any stock options granted to you through a same day sale program established with a nationally recognized securities brokerage firm of your choice that is reasonably acceptable to Broadcom.

For your restricted stock units and any other restricted stock or equity awards that create taxable income to you at the time of vesting, if you are precluded by law at the time of vesting from selling Broadcom equity in an amount sufficient to result in proceeds at least equal to the tax obligation created by such vesting, then you shall, to the extent permitted from time to time by applicable law, be permitted to satisfy the applicable tax withholding obligations arising from the vesting of such awards through share withholding by Broadcom.

To the extent permitted from time to time by applicable law, you will also be permitted to implement and maintain, at your discretion, an exercise and selling trading plan covering your Broadcom equity in accordance with Rule 10b5-1 of the Exchange Act (a "10b5-1 Plan"). To the

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extent permitted from time to time by applicable law, you will be permitted to have an operational 10b5-1 Plan commencing at the time you select (provided that Broadcom must approve any commencement date that is within the first 90 days after the Start Date) and continuing during the entire time that you render services to Broadcom and you may, in your discretion, keep a 10b5-1 Plan active through the date that is 24 months after cessation of all your services to Broadcom. Any such plan will be in a form reasonably acceptable to Broadcom and will be established with a nationally recognized securities brokerage firm of your choice that is reasonably acceptable to Broadcom.

ANNUAL COMPENSATION REVIEW

Commencing in 2006, your total compensation for services rendered to the company will be reviewed by the Committee no later than the end of the second fiscal quarter of each year for possible increases considering the total compensation of chief executive officers of similarly situated companies and your performance as President and Chief Executive Officer of Broadcom. The Committee has no obligation to make any such increase, and you acknowledge that in any event the mix of your total compensation among salary, bonus and equity components may well differ from that of such other chief executive officers.

BENEFITS

As a Broadcom employee you will be eligible to participate in our employee benefits plan, which includes comprehensive medical, dental, vision, life and both short- and long-term disability insurance. In addition, you may participate in Broadcom's employee stock purchase plan, which allows employees to purchase a limited amount of Broadcom Class A Common Stock at a discounted price, a 401(k) savings program, ten (10) paid holidays, and paid vacation of 10 work days per year plus an additional work day for each completed year of service, up to a maximum of 20 work days.

The above benefits shall accrue in accordance with our stated policies and may change from time-to-time at Broadcom's discretion. We have provided you with a copy of our current benefits information for your convenience. Effective on your Start Date, or such other date as may be specified with regard to any particular benefit, you will be eligible for our current, comprehensive benefits package. Although the summary plan descriptions and other information from the Human Resources Department are designed to assist employees, the underlying plan documents themselves, which are available through the Human Resources Department, are the controlling documents with regard to these benefits. Should any questions relating to our benefits package arise, please feel free to discuss them with our benefits representative when you join Broadcom. At that time you will be asked to make a decision as to which of the medical plans best suit your needs.

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INDEMNIFICATION AND LIABILITY INSURANCE

You will be covered under Broadcom's insurance policies for directors and officers liability and will be provided indemnification (covering your services as an officer, director and/or employee) to the maximum extent permitted by Broadcom's bylaws and Articles of Incorporation, with such insurance coverage and indemnification to be on terms no less favorable than those provided as Broadcom's standard practice for senior executive officers and directors.

RELOCATION AND TEMPORARY LIVING EXPENSES

Broadcom will arrange for and pay for the movement of your household goods and storage thereof for up to six (6) months. Broadcom will also provide rental reimbursement for temporary housing for you and your family in the Orange County, California area for up to six (6) months. To the extent that Broadcom's payment of moving, storage or rental expenses results in federal or state taxable income to you, upon your certification to Broadcom of the state and federal tax rates applicable to you for the applicable period(s), Broadcom will make a cash payment to you equal to the amount of the additional federal and state income taxes payable according to such tax rates. Such payment will be made within thirty (30) days after you provide such certification.

Meals, phone services, utilities and miscellaneous expenses while staying in the temporary housing are not reimbursable unless otherwise reimbursable as regular business expenses.

TERMINATION

Employment with Broadcom is at-will. Broadcom may terminate your employment with or without "Cause" or in the event of your "Disability." You may terminate your employment with or without "Good Reason," and your employment automatically terminates upon your death. Any termination of your employment by Broadcom or you shall only be effective if communicated by a "Notice of Termination."

If Broadcom terminates your employment other than for Cause or Disability, or you terminate your employment for Good Reason, Broadcom agrees to make the payments and provide the benefits to you described in Appendix II (the "Severance Program"). Furthermore, Broadcom will pay certain "Accrued Obligations" and provide certain "Other Benefits" upon any termination of employment.

GENERAL TERMS

Please carefully review and consider the entire contents of this Letter Agreement, including the attached Appendix I, which outlines some of the most important terms and conditions of employment with Broadcom, and the attached Appendix II, which contains the terms of the Severance Program. This Letter Agreement, including the attached Appendices and any agreements relating to confidentiality and proprietary rights between you and Broadcom, sets forth the terms of your employment and constitutes the entire agreement between the parties, and

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supersedes all previous communications, representations, understandings, and agreements, whether oral or written, between the parties or any official or representative thereof, relating to the subject matter hereof. This Letter Agreement may not be modified or amended except by a written amendment signed by the parties hereto.

To indicate your acceptance of Broadcom's offer of employment, please sign and date this Letter Agreement in the space provided below acknowledging your acceptance and anticipated employment date, initial the last pages of Appendix I and Appendix II where indicated, and return all three to me. Please feel free to contact me if you need additional information or to discuss this offer further.

This offer of employment and Letter Agreement are subject to and conditioned upon your commencing services as President and Chief Executive Officer on a full-time basis no later than January 3, 2005.

Scott, the entire Board of Directors and I believe that you will make significant contributions to Broadcom. We look forward to your joining our company and contributing to our shared vision and future success.

Sincerely,

BROADCOM CORPORATION

/s/ Henry Samueli
------------------------------------
Henry Samueli, Ph.D.
Chairman of the Board

ACCEPTANCE:

I accept Broadcom Corporation's offer of employment on the terms and conditions set forth in this Letter Agreement, including the Appendices hereto.

Signed: /s/ Scott A. McGregor
        -----------------------------
        Scott A. McGregor

Date:   October 25, 2004

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                  APPENDIX I - ADDITIONAL TERMS AND CONDITIONS

This Appendix I sets forth terms and conditions of the offer of employment made by Broadcom Corporation ("Broadcom") to Scott A. McGregor. This Appendix I is to be construed in conjunction with, and is made a part of, the Letter Agreement offering employment with Broadcom. Capitalized terms not defined in this Appendix I shall have the meanings defined elsewhere in the Letter Agreement.

1. Immigration, Examinations and Absence of Conflicts. The IMMIGRATION AND CONTROL ACT of 1986 requires employers to verify that every new employee is eligible for employment in the US. This offer of employment is conditional upon the verification of valid US employment eligibility within three (3) days of your hire date. An information sheet that outlines various documents you may use to confirm work eligibility has been provided to you. This offer is also conditional upon the completion of a comprehensive pre-employment medical examination and background investigation of you with results satisfactory to Broadcom in its sole discretion. By accepting Broadcom's offer, you consent to such examination and investigation by professionals employed for that purpose by Broadcom and to permit the material results thereof to be released to and discussed with the Board of Directors, and you agree to complete any information statements and execute any consents required to facilitate the same.

By accepting Broadcom's offer, you represent that you have satisfied any obligation you may have to provide notice to any previous employer and that your employment will not constitute a breach of or contravene the terms of any other employment agreement or other agreement to which you are a party or otherwise bound (including but not limited to any agreement that prohibits or restricts your employment as a result of Broadcom's competition with any entity) thereby preventing you from performing your duties pursuant to the Letter Agreement, and this offer and your employment are conditional upon the absence of any such breach or contravention that would prevent you from performing your duties pursuant to the Letter Agreement. [ * ]

2. Policies and Procedures; Confidentiality and Invention Assignment Agreement. You will be expected to abide by all Broadcom policies and procedures, including the Code of Conduct, Conflicts of Interest Policy, and Policy on Insider Trading and Unauthorized Disclosures, and including signing and complying with the Broadcom Confidentiality and Invention Assignment Agreement (the "CIAA"). The CIAA (a copy of which has been provided to you) prohibits, both during and after your employment with Broadcom, unauthorized use or disclosure to anyone outside of Broadcom of the proprietary or trade secret information of Broadcom, its customers and its clients, as well as the disclosure to Broadcom of the proprietary or trade secret information of others. In addition, this agreement provides for the assignment of employee inventions to Broadcom and prohibits employees for a period of one year after their employment from inducing employees or consultants to sever their relationship with Broadcom. Of course, this description is only a summary, and your actual obligations will be governed by the CIAA itself.

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3.   Key Man Life Insurance. You agree that at any time during your employment, at the request of the Board of Directors or a committee thereof and without additional compensation, you will provide information, complete and sign applications, and submit to reasonable physical examinations for the purpose of qualifying for so-called "key man" life insurance to be paid for by and owned by Broadcom for its own benefit. Broadcom shall have no obligation to apply for or to obtain such insurance or to maintain in effect any such insurance that may issue for any specific period after its issuance. You understand and agree that neither you nor any of your beneficiaries shall have any pecuniary, ownership or beneficial interest in such insurance whatsoever, or to require that Broadcom maintain any such insurance in effect, except that if any such insurance is in effect at the date of termination of your employment for any reason other than your death or Disability, you shall have the right to have assigned to you any such policies of insurance that are so assignable, as provided pursuant to Subsection 1(e) of Appendix II or as otherwise provided by the policies or practices of Broadcom then in effect, upon payment by you to Broadcom of the cash surrender value, if any, and any prepaid premiums.

4. Governing Law. The laws of California shall govern the validity and interpretation of the Letter Agreement and the Severance Program, without regard to the conflicts of law principles applicable in California or any other jurisdiction.

5. Captions. The captions of the Letter Agreement (including the captions of its Appendices) are not part of the provisions of this agreement or the Severance Program and shall have no force or effect.

6. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, by overnight courier prepaid, or by registered or certified mail, return receipt requested, postage prepaid, addressed (if to you) at the address you last provided in writing to Broadcom, and if to Broadcom, as follows:

            Broadcom Corporation
            16215 Alton Parkway
            Irvine, California 92618
            Attention: Chairman of the Board

or to such other address as either party may specify to the other from time to time by notice in writing.

Notices and communications shall be effective when actually received by the addressee. Neither your failure to give any notice required hereunder, nor defects or errors in any notice given by you, shall relieve Broadcom of any corresponding obligation under the Severance Program unless, and only to the extent that, Broadcom is actually and materially prejudiced thereby.

7. Severability. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision.

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8.   Withholding Taxes. Broadcom may withhold from any amounts payable to you such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

9. No Waiver. Your failure or Broadcom's failure to insist upon strict compliance with any provision hereof or the failure to assert any right you or Broadcom may have hereunder, including, without limitation, your right to terminate employment for Good Reason, shall not be deemed to be a waiver of the application of such provision or right with respect to any subsequent event or the waiver of any other provision or right, including any provision or right under the Severance Program.

10. Breach and Remedies. Notwithstanding the provisions of Appendix II setting forth certain payments and benefits that may be made upon the termination of your employment, you and Broadcom retain any and all of your rights to assert that the other party has breached the Letter Agreement (or any of the compensatory equity agreements) by virtue of some action or inaction that does not constitute "Cause" or "Good Reason" (as defined in Appendix II) and which, if true, would thereby entitle you to damages or other appropriate relief; provided, however, that any such action or inaction which is cured within 30 days after notice thereof shall not constitute a breach of the Letter Agreement; further provided that the measure of your damages for any such breach by the Company shall be your actual damages resulting therefrom and shall not be determined with reference to the payments or benefits set forth in Subsections 1(a), 1(b) or 1(e) of Appendix II; and further provided that your resignation (with or without "Good Reason") or your termination by Broadcom (with or without "Cause") shall not be deemed a breach of the Letter Agreement.

11. Execution and Counterparts. The Letter Agreement may be executed in counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. The Letter Agreement shall become binding when one or more counterparts hereof, individually or taken together, bearing the signatures of both you and Broadcom's representative are exchanged (including an exchange of counterparts via confirmed facsimile transmission; provided, however, that if the initial exchange of counterparts is via confirmed facsimile transmission, we shall also exchange signed originals as soon thereafter as feasible). Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

12. Mandatory Arbitration. ANY AND ALL DISPUTES OR CONTROVERSIES BETWEEN YOU AND BROADCOM ARISING OUT OF, RELATING TO OR OTHERWISE CONNECTED WITH YOUR EMPLOYMENT, THE LETTER AGREEMENT, THE BENEFITS PROVIDED UNDER THE SEVERANCE PROGRAM AS SET FORTH IN APPENDIX II OR THE VALIDITY, CONSTRUCTION, PERFORMANCE OR TERMINATION OF THIS AGREEMENT SHALL BE SETTLED EXCLUSIVELY BY BINDING ARBITRATION TO BE HELD IN ORANGE COUNTY, CALIFORNIA. THE ARBITRATION PROCEEDINGS SHALL BE GOVERNED BY (i) THE NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION AND (ii) THE FEDERAL ARBITRATION

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ACT. TO THE EXTENT YOU ASSERT A CLAIM IN THE ARBITRATION THAT WOULD OTHERWISE BE
REQUIRED TO BE FILED WITH A GOVERNMENTAL AGENCY, BROADCOM SHALL NOT ASSERT AS A DEFENSE THE FAILURE TO EXHAUST ADMINISTRATIVE REMEDIES WITH RESPECT TO SUCH CLAIM.

THE ARBITRATOR SHALL HAVE THE SAME, BUT NO GREATER, REMEDIAL AUTHORITY AS WOULD A COURT HEARING THE SAME DISPUTE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION AND SHALL BE IN LIEU OF THE RIGHTS THOSE PARTIES MAY OTHERWISE HAVE TO A JURY TRIAL; PROVIDED, HOWEVER, THAT SUCH DECISION SHALL BE SUBJECT TO CORRECTION, CONFIRMATION OR VACATION IN ACCORDANCE WITH THE PROVISIONS AND STANDARDS OF APPLICABLE LAW GOVERNING THE JUDICIAL REVIEW OF ARBITRATION AWARDS.

THE PREVAILING PARTY IN SUCH ARBITRATION, AS DETERMINED BY THE ARBITRATOR, AND IN ANY ENFORCEMENT OR OTHER COURT PROCEEDINGS, SHALL BE ENTITLED, TO THE EXTENT PERMITTED BY LAW, TO REIMBURSEMENT FROM THE OTHER PARTY FOR ALL OF THE PREVAILING PARTY'S COSTS (EXCLUDING THE ARBITRATOR'S COMPENSATION AND OTHER ARBITRATION FEES AND COSTS, WHICH SHALL BE PAID BY BROADCOM IN ACCORDANCE WITH APPLICABLE LAW), EXPENSES AND ATTORNEY'S FEES. JUDGMENT SHALL BE ENTERED ON THE ARBITRATOR'S DECISION IN ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER OF SUCH DISPUTE OR CONTROVERSY. NOTWITHSTANDING THE FOREGOING, EITHER PARTY MAY IN AN APPROPRIATE MATTER APPLY TO A COURT PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8, OR ANY COMPARABLE STATUTORY PROVISION OR COMMON LAW PRINCIPLE, FOR PROVISIONAL RELIEF, INCLUDING A TEMPORARY RESTRAINING ORDER OR A PRELIMINARY INJUNCTION. TO THE EXTENT PERMITTED BY LAW, THE PROCEEDINGS AND RESULTS, INCLUDING THE ARBITRATOR'S DECISION, SHALL BE KEPT CONFIDENTIAL.

Initials: /s/ SM
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                         APPENDIX II - SEVERANCE PROGRAM

This Appendix II sets forth terms and conditions of a Severance Program which is part of the offer of employment made by Broadcom to Scott A. McGregor. This Appendix II is to be construed in conjunction with, and is made a part of, the Letter Agreement offering employment with Broadcom. Capitalized terms not defined in this Appendix II shall have the meanings defined elsewhere in the Letter Agreement.

1. Severance Benefits upon Certain Terminations. If your employment by Broadcom is terminated by you in a Notice of Termination specifying Good Reason, or by Broadcom in a Notice of Termination specifying no reason or a reason other than (i) Cause or (ii) your Disability, and your employment has not terminated automatically as a result of your death, Broadcom agrees, subject to the conditions and requirements set forth in this Appendix II, to make the payments and provide the benefits described below (the "Severance Program"):

          (a) Salary Continuation. Broadcom shall continue to pay your base salary for a period of one (1) year following the "Date of Termination" (using your then current rate of base salary or, if you terminated your employment for Good Reason pursuant to Subsection 5(b) of this Appendix II due to an excessive reduction in base salary, then your rate of base salary immediately before the reduction).

          (b) Options and other Equity Awards. Notwithstanding any less favorable terms of any stock option agreement or plan, any outstanding options to purchase shares of Broadcom's common stock or other equity awards granted to you by the Committee (including the restricted stock units granted to you) shall (i) immediately on the Date of Termination, vest as if you had completed an additional twenty-four (24) months of employment after the Date of Termination, and (ii) be exercisable for no less than twenty-four (24) months after the Date of Termination (or, if earlier, the date the option or other equity award would have expired had you remained employed by Broadcom during the entire 24 month period).

          (c) Bonuses Not Yet Earned. Broadcom shall pay you (i) a cash bonus, if any, which was not vested because of a requirement of continued employment had not been satisfied by you as of the Date of Termination, but with respect to which the applicable performance period had been fully completed as of the Date of Termination (for the avoidance of doubt, a bonus shall be payable under this Subsection 1(c)(ii) only to the extent that any performance criteria with respect to such bonus had been satisfied during the applicable performance period), plus (ii) a pro-rata share of any cash bonus with respect to any period used for calculating bonuses that had been partially completed by you as of the Date of Termination (calculated as if you had fully satisfied the performance criteria (if any) used to calculate such cash bonuses). Such pro-rata share shall equal the fraction of the period for calculating such cash bonuses which preceded the Date of Termination and shall be reduced dollar-for-dollar by any related bonus payments previously made to you for any portion of your service during the same period; provided, however, that in the event that as of the Date of Termination it is manifestly apparent that all or part of the applicable performance criteria cannot be satisfied for the period for calculating such cash bonuses, the pro-rata share of cash bonus payable hereunder

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     attributable to the part(s) of the performance criteria that cannot be satisfied shall be reduced or eliminated, as the case may be. A bonus described in this Subsection 1(c) shall be payable to you only if, prior to the Date of Termination, the Committee had specifically designated the amount of bonus for which you would be eligible (or had specified your percentage participation in an executive bonus pool) as well as the performance criteria and any other conditions required to be satisfied in order for you to earn the bonus, either in whole or in part.

          (d) Accrued Salary, Vacation Pay, Expenses, Earned Bonuses and Deferred Compensation. Broadcom shall, upon your Date of Termination, pay you a lump sum amount equal to the sum of (i) your full base salary through the Date of Termination at the rate in effect during such period, (ii) your accrued vacation pay, (iii) any unreimbursed business expenses incurred by you, (iv) any cash bonus which had been fully earned and vested (i.e., for which the applicable performance period and any service requirements for vesting had been fully completed) on or before the Date of Termination, but which had not been paid as of the Date of Termination (for the avoidance of doubt, any such bonus shall be payable only to the extent the applicable performance criteria had been satisfied during the applicable performance period), and (v) to the extent permissible under applicable law, any vested compensation previously deferred by you (including without limitation any contributions to the Broadcom 1998 Employee Stock Purchase Plan, as amended and restated, together with any accrued earnings or interest thereon), in each case to the extent not theretofore paid. Any vested deferred compensation that cannot in accordance with applicable law be paid to you on your Date of Termination shall be paid at such time and in such manner as set forth in the applicable plan or agreement governing the payment of that compensation. The amounts referred to in this Subsection 1(d) shall be referred to collectively as "Accrued Obligations."

          (e) Benefit Continuation. For one (1) year after your Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, Broadcom shall, subject to your payment of the employee portion of the premiums for coverage at the rate generally applicable to other senior executives of Broadcom whose employment with Broadcom has not terminated, continue to provide welfare benefits (including, without limitation, health, life and disability insurance), fringe benefits, and other perquisites to you and your family at least equal to those which would have been provided to them if your employment had not been terminated in accordance with the most favorable plans, practices, programs or policies of Broadcom and its affiliated companies applicable generally to other senior executives of Broadcom and their families immediately preceding the Date of Termination; provided, however, that if you become re-employed with another employer and are eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits otherwise payable to you hereunder shall be coordinated with the benefits provided under such other plan during such applicable period of eligibility such that there shall be no duplication of benefits, and for purposes of such coordination, the medical and welfare benefits otherwise payable to you hereunder shall be secondary to the benefits provided under such other plan.

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          Following the one-year period of continued benefits referred to in this Subsection 1(e), you and your family shall be given the right to elect to continue benefits in all group medical plans for an additional period of two (2) years, subject to your payment of the employee portion of the premium for such coverage at the rate generally applicable to other senior executives of Broadcom whose employment with Broadcom has not terminated. The medical coverage provided pursuant to this Subsection 1(e) shall satisfy Broadcom's obligation to provide continued coverage under Section 601 of the Employee Retirement Income Security Act (commonly called "COBRA continuation") and Broadcom's obligations (if any) under similar state laws. At the end of the period of coverage, you shall have the option to have assigned to you any assignable insurance policy owned by Broadcom and relating specifically to you, upon payment by you to Broadcom of the cash surrender value, if any, and any prepaid premiums. At the end of the period of coverage, you will also retain any conversion or continued participation rights that you may have under any insurance policies applicable to you, which rights you may exercise in your discretion but at your own expense. In the event that your participation in any of the plans, programs, practices or policies of Broadcom referred to in this Subsection 1(e) is barred by the terms of such plans, programs, practices or policies, Broadcom shall provide you with benefits substantially similar to those to which you would be entitled as a participant in such plans, programs, practices or policies. Notwithstanding the foregoing, in no event shall you be allowed to participate in the Broadcom Employee Stock Purchase Plan or the 401(k) savings plan following your Date of Termination or to receive any substitute benefits hereunder in replacement of those particular benefits, but you shall be paid the full value of any vested benefits accrued to your benefit under such plans prior to the Date of Termination.

          (f) Other Benefits. To the extent not theretofore paid or provided, Broadcom shall timely pay or provide to you any other amounts or benefits required to be paid or provided, or which you are eligible to receive, under any plan, program, policy, practice, contract or agreement of Broadcom and its affiliated companies, including but not limited to any benefits payable to you under a plan, policy, practice, etc., referred to in Section 10 of this Appendix II (all such other amounts and benefits being hereinafter referred to as "Other Benefits"), in accordance with the terms of such plan, program, policy, practice, contract or agreement.

2. Parachute Payments. In the event that any payments or benefits to which you become entitled in accordance with the provisions of the Severance Program would otherwise constitute a parachute payment under Section 280G of the U.S. Internal Revenue Code, then such payments and benefits will be subject to reduction to the extent necessary to assure that you receive only the greater of (i) the amount of those payments or benefits which would not constitute such a parachute payment or (ii) the amount which yields you the greatest after-tax amount of benefits after taking into account any excise tax imposed on the payments and benefits provided to you under this letter (or on any other benefits to which you may be entitled in connection with a change in control or ownership of Broadcom or the subsequent termination of your employment with Broadcom) under
Section 4999 of the U.S. Internal Revenue Code. To the extent any such reduction is required, the dollar amount of your salary continuation payments under Subsection

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1(a) will be reduced first, then the number of options or other equity awards to be modified pursuant to Subsection 1(b) shall be reduced in such order as shall be agreed upon by the Committee and you, and then finally your remaining benefits will be reduced.

3. Other Terminations. Notwithstanding the provisions of Section 1 of this Appendix II, if your employment is terminated by reason of your death or by Broadcom for Cause or for your Disability, or you terminate your employment without Good Reason, you shall not be entitled to participate in the Severance Program and your participation in the Severance Program shall terminate without further obligations to you or your legal representatives under the Severance Program; provided, however, that Broadcom shall timely pay the Accrued Obligations and shall timely pay or provide the Other Benefits to you, your legal representative or your designated beneficiaries, as the case may be, and further provided, that in the event your employment is terminated by reason of your death or Disability, then Broadcom shall also timely pay the bonuses described in Subsection 1(c) above, if any, to you or your legal representative and, notwithstanding any less favorable terms in any stock option or other equity award agreement or plan or this Severance Program or the Letter Agreement, any unvested portion of any stock options or equity awards granted to you by Broadcom (including the restricted stock units) on or after the date of the Letter Agreement shall immediately vest in full on the Date of Termination and remain exercisable by you or your legal representative for 12 months after the Date of Termination.

4. Cause. Broadcom may terminate your employment with or without Cause as defined in this Section 4. For purposes of the Letter Agreement and the Severance Program, "Cause" shall mean the reasonable and good faith determination by a majority of Broadcom's Board of Directors that any of the following events or contingencies exists or has occurred:

          (a) You materially breached a fiduciary duty to Broadcom, materially breached a material term of the Confidentiality and Invention Assignment Agreement between you and Broadcom, or materially breached a material term or policy set forth or described in Broadcom's Code of Conduct;

          (b) You are convicted of a felony that involves fraud, dishonesty, theft, embezzlement, and/or an act of violence or moral turpitude, or plead guilty or no contest (or a similar plea) to any such felony; or

          (c) You committed an act or an omission that constitutes fraud, material negligence, or material misconduct in connection with your employment by Broadcom, including but not limited to a material violation of applicable material state or federal securities laws. Notwithstanding the foregoing, an isolated or occasional failure to file or late filing of a report required under Section 16 of the Exchange Act shall not be deemed a material violation for purposes of this Subsection 4(c). Furthermore, with respect to filing reports or certifications you are required to provide under the Exchange Act, with respect to a transaction's compliance with the requirements of Rule 144 under the Securities Act of 1933, or with respect to the implementation of your 10b5-1 Plan, you shall not have committed a material violation for purposes of this Subsection 4(c) if the

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     violation occurred because you relied in good faith on a certification or certifications provided by Broadcom or an authorized employee or agent of Broadcom, unless you knew or should have known after reasonable diligence that such certification was inaccurate, or upon the processes or actions of the securities brokerage firm handling your transactions in Broadcom equities provided that you have used a nationally recognized securities brokerage firm with substantial prior experience in and established regular procedures for handling option and equity transactions by executive officers of public companies in the United States.

     The foregoing shall constitute an exclusive list of the events or contingencies that may constitute Cause under the Letter Agreement.

     No termination that is based exclusively upon your commission or alleged commission of act(s) or omission(s) that are asserted to constitute material negligence shall constitute Cause hereunder unless you have been afforded notice of the alleged acts or omissions and have failed to cure such acts or omissions within 30 days after receipt of such notice.

     If, following the receipt of a Notice of Termination stating that your termination is for Cause, you believe that Cause does not exist, you may, by written notice delivered to the Board of Directors within three business (3) days after receipt of such Notice of Termination, request that your Date of Termination be delayed to permit you to appeal the Board of Directors' determination that Cause for such termination existed. If you so request, you will be placed on administrative leave for a period determined by the Board of Directors (not to exceed 30 days), during which you will be afforded an opportunity to request that the Board of Directors reconsider its decision concerning your termination. If the Board of Directors or an appropriate committee thereof has not previously provided you with an opportunity to be heard in person concerning the reasons for termination stated in the Notice of Termination, the Board of Directors will endeavor in good faith to provide you with such an opportunity during such period of administrative leave. It is understood and agreed that any change in your employment status that occurs in connection with or as a result of such an administrative leave shall not constitute Good Reason. The Board of Directors may, as a result of such a request for reconsideration, reinstate your employment, revise the original Notice of Termination, or affirm the original Notice of Termination. If the Board of Directors affirms the original Notice of Termination or the period of administrative leave ends before the Board of Directors takes action, the Date of Termination shall be the date specified in the original Notice of Termination. If the Board of Directors reinstates your employment or revises the original Notice of Termination, then the original Notice of Termination shall be void and neither its delivery nor its contents shall be deemed to constitute Good Reason.

5. Good Reason. You may terminate your employment with or without Good Reason as defined in this Section 5. For purposes of the Letter Agreement and the Severance Program, "Good Reason" shall mean:

          (a) Except as you may agree in writing and except as a result of an administrative leave and the related procedure described in the definition of Cause, a change in your

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     position (including status, offices, titles and reporting requirements)
     with Broadcom that reduces your authority, duties or responsibilities as in effect on the Start Date, or any other action by Broadcom which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial or inadvertent action which is remedied by Broadcom reasonably promptly after Broadcom receives your notice thereof; for purposes of this Subsection 5(a), it will be deemed to be a material reduction or diminution in your position or duties if (i) you are not at all times Broadcom's Chief Executive Officer and a member of the Board of Directors of Broadcom (or its successor), or in lieu thereof if Broadcom (or its successor) has any parent entities then you are not at all times the Chief Executive Officer and a member of the board of directors of the highest such parent entity,
     (ii) Broadcom (acting through its Board of Directors) [ * ] publicly and materially disparages you through any oral or written communications to any third party (provided, however, that in no event shall non-public communications by or between you and Broadcom or any member of its Board of Directors, such as performance reviews, be considered to constitute such public and material disparagement), or (iii) Broadcom hires, appoints or promotes any person to an executive officer position at Broadcom without your prior consent (which you shall not unreasonably withhold);

          (b) Any reduction in your base salary, as the same may be increased from time-to-time, in each case; provided, however, that a reduction or series of reductions in your base salary (not exceeding 15% in the aggregate) that is part of a broad-based reduction in base salaries for management employees and pursuant to which your base salary is not reduced by a greater percentage than the reductions applicable to other management employees shall not constitute Good Reason;

          (c) The taking of any action by Broadcom (including the elimination of benefit plans without providing substitutes therefor or the reduction of your benefits thereunder) that would materially diminish the aggregate value of your bonuses and other cash incentive awards and other fringe benefits, including executive benefits and perquisites, from the levels in effect on the Start Date, by more than fifteen percent (15%) in the aggregate; provided, however, that (i) a reduction in your bonuses, cash awards or benefits that is part of a broad-based reduction in corresponding bonuses, awards or benefits for management employees and pursuant to which your bonuses, awards or benefits are not reduced by a greater percentage than the reductions applicable to other management employees, and (ii) a reduction in your bonuses and other cash incentive awards occurring as a result of your failure or Broadcom's failure to satisfy performance criteria applicable to such bonuses or awards, shall not constitute Good Reason;

          (d) Broadcom's requiring you to be based at any office or location which increases the distance from your home to the office or location by more than fifty (50) miles from the distance in effect as of the date that such requirement is imposed;

          (e) Any purported termination by Broadcom of your employment otherwise than pursuant to a Notice of Termination (for avoidance of doubt, the delivery or contents of a

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     Notice of Termination that is revised or voided under the procedure provided in the definition of Cause shall not constitute Good Reason); or

          (f) Any failure by Broadcom (or any successor) to comply with and satisfy Section 12 of this Appendix after receipt of written notice from you of such failure and a reasonable cure period of not less than thirty
     (30) days.

     The foregoing shall constitute an exclusive list of the events or contingencies that may constitute Good Reason under the Letter Agreement.

     Notwithstanding the above, an isolated or inadvertent action or inaction by Broadcom that causes Broadcom to fail to comply with Subsections 5(b) or 5(c) and which is cured within ten days of your notifying Broadcom of such action or inaction shall not constitute Good Reason. Furthermore, no act, occurrence or condition set forth in this Section 5 shall constitute Good Reason if you consent in writing to such act, occurrence or condition, whether such consent is delivered before or after the act, occurrence or condition comes to pass.

6.   Death. Your employment shall terminate automatically upon your death.

7. Disability. If your Disability occurs while you are employed by Broadcom and no reasonable accommodation is available to permit you to continue to perform the essential duties and responsibilities of your position, Broadcom may give you written notice of its intention to terminate your employment. In such event, your employment with Broadcom shall terminate effective on the 30th day after you receive such notice (the "Disability Effective Date"), provided that, within the 30 days after such receipt, you shall not have returned to performing your duties. For purposes of the Letter Agreement and the Severance Program, "Disability" shall mean your absence from your duties with Broadcom on a full-time basis for 120 consecutive business days as a result of incapacity due to mental or physical illness which is both (i) determined to be total and permanent by two (2) physicians selected by Broadcom or its insurers and acceptable to you or your legal representative, and (ii) entitles you to the payment of long-term disability benefits from Broadcom's long-term disability plan commencing immediately upon the Disability Effective Date.

8. Notice of Termination. For purposes of the Severance Program, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date, except in the case of a termination by you without Good Reason, shall be not more than thirty days after the giving of such notice). The basis for termination set forth in any Notice of Termination shall constitute the exclusive set of facts and circumstances upon which the party may rely to attempt to demonstrate that Cause or Good Reason (as the case may be) for such termination existed.

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9.   Date of Termination. "Date of Termination" means (i) except as set forth in the definition of Cause, if your employment is terminated by Broadcom or by you for any reason other than death or Disability, the date of receipt of the Notice of Termination or a later date (within the limit set forth in the definition of Notice of Termination) specified therein, as the case may be, and (ii) if your employment is terminated by reason of death or Disability, the Date of Termination shall be the date of your death or the Disability Effective Date, as the case may be.

10. Non-exclusivity of Rights. Nothing in the Severance Program shall prevent or limit your continuing or future participation in any plan, program, policy or practice provided by Broadcom or any of its affiliated companies and for which you may qualify, nor shall anything herein limit or otherwise affect such rights as you may have under any contract or agreement with Broadcom or any of its affiliated companies. Amounts which are vested benefits or which you are otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with Broadcom or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by the Severance Program.

11.  Full Settlement.

          (a) Except as specifically set forth in this Appendix or the accompanying Letter Agreement, Broadcom's obligation to make the payments provided for in the Severance Program and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which Broadcom may have against you or others, except only for any advances made to you or for taxes that Broadcom is required to withhold by law. In no event shall you be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to you under any of the provisions of the Severance Program and, except regarding certain medical and welfare benefits as provided in Subsection 1(e), such amounts shall not be reduced whether or not you obtain other employment.

          (b) Except to the extent precluded by applicable law, to be eligible to receive the payments and benefits under the Severance Program (other than the Accrued Obligations and Other Benefits, the payment or provision of which shall not be conditioned upon your execution of the separation agreement described in this Subsection 11(b)), you must, following your termination of employment, execute a separation agreement that includes (i) a general release (in a form acceptable to Broadcom) in favor of Broadcom and its subsidiaries, officers, directors, employees and agents which shall cover all claims you may have relating to your employment with Broadcom and the termination of that employment, other than claims relating to any benefits to which you become entitled under the Severance Program, (ii) mutual non-disparagement provisions, and (iii) a provision that precludes you from soliciting or inducing Broadcom employees to work for yourself, for an entity of which you are an employee or investor, or for any third party for a period of two years from the later of the Date of Termination or the date of execution of the separation agreement. To be eligible to receive the payments and benefits under the Severance Program, you must also be and remain in material

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     compliance with your obligations to Broadcom pursuant to the
     Confidentiality and Invention Assignment Agreement during and subsequent to your employment.

12.  Successors.

          (a) Any benefits payable under the Severance Program are personal to you and without the prior written consent of Broadcom shall not be assignable by you otherwise than by will or the laws of descent and distribution. The benefits under the Severance Program shall inure to the benefit of and be enforceable by your legal representatives.

          (b) Any rights and obligations under the Severance Program shall inure to the benefit of and be binding upon Broadcom and its successors and assigns.

          (c) Broadcom will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Broadcom to expressly assume and agree in writing to perform its obligations under this agreement and the Severance Program in the same manner and to the same extent that Broadcom would be required to perform it if no such succession had taken place. As used in the Severance Program, "Broadcom" shall include any successor to all or substantially all of its business and/or assets, as aforesaid, which assumes and agrees to perform the obligations created by the Severance Program by operation of law, or otherwise.

Initials: /s/ SM
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